As filed with the Securities and Exchange Commission on October 2, 2012

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PATHEON INC.

(Exact name of registrant as specified in its charter)

Canada	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o Patheon Pharmaceuticals Services Inc.

4721 Emperor Boulevard, Suite 200

Durham, NC 27703

(919) 226-3200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael E. Lytton

Executive Vice President, Corporate Development

and Strategy, and General Counsel

Patheon Inc.

c/o Patheon Pharmaceuticals Services Inc.

4721 Emperor Blvd., Suite 200

Durham, NC 27703

(919) 226-3325

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Byron B. Kirkland, Esq.	Stuart Grant
Jason L. Martinez, Esq.	Executive Vice President, Chief Financial Officer
Smith, Anderson, Blount, Dorsett,	Patheon Inc.
Mitchell & Jernigan, L.L.P.	c/o Patheon Pharmaceuticals Services Inc.
150 Fayetteville Street, Suite 2300	4721 Emperor Blvd., Suite 200
Raleigh, NC 27601	Durham, NC 27703
(919) 821-1220	(919) 226-3200

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☒	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered (1)	Proposed maximum offering price per unit (1)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Restricted Voting Shares
Warrants
Subscription Rights
Subscription Receipts
Units
Total			$100,000,000	$13,640

(1)	An indeterminate number of restricted voting shares, warrants, subscription rights, subscription receipts and units, each as described herein, are being registered hereunder for possible issuance from time to time at indeterminate prices, but in no event will the aggregate offering price exceed $100,000,000 or if any securities are issued in foreign currencies, composite currencies or currency units, the U.S. dollar equivalent of $100,000,000. Any securities registered hereunder may be sold separately or with other securities registered hereunder. The securities registered also include such indeterminate amount and number of restricted voting shares, warrants, or other securities as may be issued upon exercise, conversion or exchange of any securities that provide for such issuance. Separate consideration may or may not be received for securities registered hereunder that are issued upon conversion of, or in exchange for, or upon exercise of, as the case may be, convertible or exchangeable securities. In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Estimated in accordance with Rule 457(o) under the Securities Act of 1933, as amended, solely for the purpose of determining the applicable registration fee.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 2, 2012

PROSPECTUS

$100,000,000

Restricted Voting Shares

Warrants

Subscription Rights

Subscription Receipts

Units

From time to time, we may offer and sell the following securities with an aggregate offering price of up to $100,000,000, in amounts, at prices and on terms described in one or more supplements to this prospectus: (i) restricted voting shares; (ii) warrants to purchase restricted voting shares, which we refer to as warrants; (iii) subscription rights to purchase restricted voting shares; (iv) subscription receipts that may be exchanged for restricted voting shares, warrants or subscription rights; and (v) units. We refer to the restricted voting shares, warrants, subscription rights, subscription receipts and units collectively as the securities.

This prospectus describes some of the general terms that may apply to an offering of the securities. The specific terms and any other information relating to a specific offering will be set forth in a post-effective amendment to the registration statement of which this prospectus is a part or in a supplement to this prospectus, or may be set forth in one or more documents incorporated by reference into this prospectus or any prospectus supplement. We may also authorize one or more free writing prospectuses to be provided to you in connection with a specific offering. You should read carefully this prospectus, any post-effective amendment, any applicable prospectus supplement and any applicable free writing prospectus, as well as any documents incorporated by reference herein or therein, before you invest.

This prospectus may not be used to offer and sell securities without a prospectus supplement.

We may offer and sell securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. If any agents or underwriters are involved in the sale of any of the securities offered by this prospectus, their names, and any applicable purchase price, fee, commission or discount arrangement with, between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. Supplements to this prospectus will provide the specific terms of the plan of distribution and the net proceeds we expect to receive from sales by us.

Our common stock is traded on the Toronto Stock Exchange, or TSX, and is quoted under the symbol “PTI.” On September 28, 2012, the last reported sale price of our restricted voting shares was CAD$3.19 per share.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 2 and those contained in any post-effective amendment, any applicable prospectus supplement and any applicable free writing prospectus and in our Securities and Exchange Commission filings that are incorporated by reference into this prospectus.

Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences both in the United States and in Canada. Such consequences may not be described fully herein or in any post-effective amendment, prospectus supplement or free writing prospectus.

The enforcement by investors of civil liabilities under U.S. federal securities laws may be affected adversely by the fact that we are incorporated and organized under the laws of Canada, that some of our officers and directors are residents of Canada, that some or all of the experts named in the registration statement are residents of Canada and that all or a substantial portion of the assets of said persons, and a substantial portion of the assets of our company, are located outside the United States.

For investors outside the United States: Neither we nor any underwriters have done anything that would permit a specific offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated October 2, 2012

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell any combination of the securities from time to time and in one or more offerings as described herein up to a maximum aggregate offering price of $100,000,000. Each time that we sell securities under this shelf registration process, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. Before purchasing any securities, you should carefully read this prospectus, any post-effective amendment, any applicable prospectus supplement and any applicable free writing prospectus, together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus, any post-effective amendment, any applicable prospectus supplement and any applicable free writing prospectus. We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained herein or therein. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any post-effective amendment, any applicable prospectus supplement and any applicable free writing prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

When we refer to “Patheon,” “we,” “our” and “us” in this prospectus, we mean Patheon Inc., a Canadian corporation, unless otherwise specified. Our principal executive offices are located at 4721 Emperor Blvd., Suite 200, Durham, North Carolina 27703, and our telephone number is (919) 226-3200.

References in this prospectus to “$” are to United States dollars. Canadian dollars are indicated by the symbol “CAD$.”

RISK FACTORS

Investing in our securities involves certain risks. Potential investors are urged to read and consider the risk factors and other disclosures relating to an investment in our securities described in any post-effective amendment, any applicable prospectus supplement, any free writing prospectus and in our Annual Report on Form 10-K for the fiscal year ended October 31, 2011, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and you may lose all or part of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any post-effective amendment, any applicable prospectus supplement, any applicable free writing prospectus and the documents we incorporate by reference herein or therein may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act and forward-looking information within the meaning of other applicable securities legislation. For purposes of these statutes, any statement contained herein or therein, other than a statement of historical fact, may be a forward-looking statement or forward-looking information. We may, in some cases, use words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “should,” “target,” “will,” “would” or other words that convey uncertainty of future events or outcomes to identify forward-looking statements or information. Although the forward-looking statements or information contained in this prospectus reflect our current estimates and assumptions based upon information currently available to us and based upon what we believe to be reasonable estimates and assumptions, actual results may not be consistent with these forward-looking statements or information. Examples of risks and uncertainties that could cause actual results to differ materially from historical performance and any forward-looking statements or forward-looking information include, but are not limited to, the risks described in our most recent Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements or forward-looking information. Forward-looking information is provided to assist investors in understanding our expectations as of the date of this prospectus and may not be suitable for other purposes. You should read carefully and completely this prospectus, any post-effective amendment, any applicable prospectus supplement and any applicable free writing prospectus, together with the information incorporated herein or therein by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference,” and with the understanding that our actual future results may be materially different from what we expect. We hereby qualify all of our forward-looking statements and forward-looking information by the cautionary statements contained in such risk factors. Except as required by law, we assume no obligation to update these forward-looking statements or forward-looking information publicly or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements or forward-looking information, even if new information becomes available in the future. Our forward-looking statements and forward-looking information do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

ABOUT PATHEON

We are a leading provider of commercial manufacturing outsourcing services (“CMO”) and outsourced pharmaceutical development services (“PDS”) to the global pharmaceutical industry. We believe we are the world’s second-largest CMO provider and the world’s largest PDS provider based on calendar year 2011 revenues provided by PharmSource, a provider of pharmaceutical outsourcing business information. We offer a wide range of services from developing drug candidates at the pre-formulation stage through the launch, commercialization and production of approved drugs. During the fiscal year ended October 31, 2011 (“fiscal 2011”), we provided services to approximately 300 customers throughout the world, including 18 of the world’s 20 largest pharmaceutical companies, nine of the world’s 10 largest biotechnology companies and seven of the world’s 10 largest specialty pharmaceutical companies. In fiscal 2011, we manufactured 12 of the top 100 selling drug compounds in the world based on revenues for the products reported by Evaluate Pharma, a provider of pharmaceutical industry data, and our products were distributed in approximately 60 countries. We are also currently developing 17 of the top 100 developmental stage drugs in the world on behalf of our customers based on projected potential revenues for the products reported by Evaluate Pharma.

Our CMO business focuses primarily on prescription products in sterile dosage forms and solid, semi-solid and liquid conventional dosage forms. We have also developed a wide range of specialized capabilities in high potency, controlled substances and sustained release products. Our PDS business provides a broad range of development services, including finished dosage formulation across approximately 40 dosage forms, clinical trial packaging and associated analytical services. We have established our position as a market leader by leveraging our scale, global reach, specialized capabilities, broad service offerings, scientific expertise and track record of product quality and regulatory compliance to provide cost-effective solutions to our customers.

The heritage of our company dates back to 1974, when we established Custom Pharmaceuticals Ltd., a contract manufacturing business, in Fort Erie, Canada. Since that time, we have expanded operations through the acquisition of contract manufacturing facilities in Canada, Europe, Puerto Rico and the United States, and we have entered into the PDS business. Our principal executive offices are c/o Patheon Pharmaceuticals Services Inc., 4721 Emperor Blvd., Suite 200, Durham, NC 27703, and our telephone number is (919) 226-3200. Our corporate website address is www.patheon.com. We do not incorporate the information on, or accessible through, our website into this prospectus, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus.

USE OF PROCEEDS

Except as described in the applicable prospectus supplement, we anticipate using the net proceeds from the sale of our securities for general corporate purposes, including capital expenditures, working capital, repayment of any outstanding indebtedness, financing of possible acquisitions and other business opportunities. Pending such uses, the net proceeds may be temporarily invested in short-term securities.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We may also include in the applicable prospectus supplement information about material income tax considerations relating to the securities, and the securities exchange or market, if any, on which the securities will be listed.

We may offer and sell from time to time, in one or more registered offerings, the following securities:

•	restricted voting shares;

•	warrants;

•	subscription rights;

•	subscription receipts; or

•	units of any of the securities described in this prospectus.

The descriptions of the securities in this prospectus are not complete. The statements made in this prospectus relating to the securities to be issued under this prospectus are summaries of certain provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to the applicable governing documents. This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

Restricted Voting Shares

General

We are authorized to issue an unlimited number of restricted voting shares. Our authorized capital also includes an unlimited number of Class I Preferred Shares, issuable in series, of which four series have been designated as Class I Preferred Shares, Series A shares, Class I Preferred Shares, Series B Shares, Class I Preferred Shares, Series C shares and Class I Preferred Shares, Series D shares. We have currently authorized 150,000 Class I Preferred Shares, Series C and 150,000 Class I Preferred Shares, Series D, of which 150,000 Class I Preferred Shares, Series D are outstanding.

Our restricted voting shares are subject to the provisions of the Canada Business Corporations Act (“CBCA”) and our articles of amalgamation, as amended, including the rights, privileges, restrictions and conditions attaching to the issued Class I Preferred Shares, Series D as set forth in such articles As of September 28, 2012, there were 129,167,926 restricted voting shares outstanding. Holders of restricted voting shares are entitled to receive notice of and attend all annual and special meetings of our shareholders, other than separate meetings of holders of any other class or series of shares, and to one vote at shareholders’ meetings in respect of the election of some, but not all, of our directors. As set forth below, specific rights to elect certain of our directors are available only to the holders of the Class I Preferred Shares, Series D. Under the CBCA, our shareholders also have the right to appoint our independent auditor and, so long as they comply with certain requirements of the CBCA, submit notice of matters to be raised at such meetings. The CBCA also provides that holders of not less than 5% of our shares that carry the right to vote at a meeting sought to be requisitioned may requisition our directors to call a shareholder meeting for the purposes stated in the requisition. Holders of our restricted voting shares do not have cumulative voting rights. The holders of the special voting Class I, Preferred Shares, Series D are entitled to elect up to three of our directors, subject to ownership levels. Holders of our restricted voting shares are entitled to dividends on a pro rata basis if, and as when, declared by our Board. Subject to the rights of the holders of any other class of our shares entitled to receive dividends in priority to or ratably with the holders of restricted voting shares, our Board may declare dividends on our restricted voting shares to the exclusion of any other class of our shares.

On our liquidation, dissolution or winding-up, holders of our restricted voting shares are entitled to participate ratably in any distribution of our assets after we have paid or provided for payment of all of our debts and liabilities, subject to the rights of the holders of any other class of our shares entitled to receive our assets on such a distribution in priority to or ratably with the holders of restricted voting shares. Holders of our restricted voting shares have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our restricted voting shares are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred shares which we may designate and issue in the future.

The CBCA provides that our shareholders may amend certain provisions of our articles of amalgamation by a special resolution to, among other things, create new classes of shares; add, change or remove any rights, privileges, restrictions and conditions, including rights to accrued dividends, in respect of all or any of our shares, whether issued or unissued; or to add, change or remove restrictions on the issue, transfer or ownership of our shares.

Certain Canadian Regulatory Requirements

There generally is no law or governmental decree or regulation in Canada that restricts the export or import of capital or affects the remittance of dividends or interest to non-resident holders of our restricted voting shares, other than withholding tax requirements.

There is no limitation imposed by Canadian law or by our articles of amalgamation on the right of a non-resident to hold or vote restricted voting shares, other than as provided by the Investment Canada Act, the North American Free Trade Agreement Implementation Act (Canada), the World Trade Organization Agreement Implementation Act and the CBCA, which permits our shareholders, by special resolution, to amend our articles of amalgamation to constrain the issue or transfer of any class or series of our securities to persons who are not residents of Canada in certain limited circumstances.

The Investment Canada Act requires notification and, in certain cases, advance review and approval by the Government of Canada of the acquisition by a “non-Canadian” of “control” of a “Canadian business,” all as defined in the Investment Canada Act. Generally, the threshold for review will be higher in monetary terms for a member of the World Trade Organization or North American Free Trade Agreement.

Summary of Applicable Canadian Take-over Bid Regulations

In the event of an attempted take-over of our company, we are also subject to certain Canadian securities laws pertaining to take-over bids as a result of our status as a “reporting issuer” in Canada. Compliance with Canadian take-over bid regulations may make it more difficult for a third party, including an insider, to acquire our company or could increase the cost of acquiring our company, whether or not the acquisition is desired by, or beneficial to, our shareholders.

Warrants

We may issue warrants for the purchase of our restricted voting shares. Warrants may be issued independently or together with other securities, and may be attached to or separate from any other securities. We will evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We may enter into the warrant agreement with a warrant agent and, if so, we will indicate the name and address of the warrant agent in the prospectus supplement relating to the particular series of warrants.

If warrants are issued, the applicable prospectus supplement will describe the terms of the warrants, including the following, if applicable to the particular offering:

•	the designation and aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the price at which the restricted voting shares issuable upon exercise of such warrants may be acquired;

•	the dates on which the right to exercise such warrants will commence and expire;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security or principal amount of such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any; and

•	any other material terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of restricted voting shares.

Subscription Rights

We may distribute to holders of our restricted voting shares on a pro rata basis as of a certain record date, at no charge, rights to purchase our restricted voting shares. The rights will be issued under a rights agreement to be entered into between us and such bank, trust company or other rights agent as will be named as rights agent in the prospectus supplement relating to the particular issue of rights. The rights agent will act solely as an agent of ours in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights or beneficial owners of rights.

If rights are issued, the applicable prospectus supplement will describe the terms of the rights, including the following, if applicable to the particular offering:

•	the title of the rights;

•	the method of issuance and distribution to our shareholders of the rights;

•	the number of restricted voting shares purchasable upon exercise of the rights and the price at which such shares may be purchased upon such exercise, as well as antidilution provisions, if any;

•	whether the rights will be transferable;

•	the terms of any stand-by purchase commitment;

•	whether the rights will include an over-subscription privilege;

•	whether the rights will be listed or quoted for trading on a stock exchange or other market;

•	the date on which the right to exercise rights shall commence and the date on which such right shall expire;

•	whether the rights will be issued in registered or bearer form;

•	information relating to book-entry procedures, if any;

•	the method and terms of exercising the rights; and

•	any other material terms of the rights.

Before the exercise of rights, holders of rights will not have any of the rights of holders of the restricted voting shares purchasable upon such exercise, including the right to receive payments of dividends, if any, on the restricted voting shares purchasable upon such exercise or to exercise any applicable right to vote.

Subscription Receipts

We may issue subscription receipts that may be exchanged for restricted voting shares or other securities that we may offer, all as set forth in the prospectus supplement relating to the particular issue of subscription receipts. Each series of subscription receipts will be issued under a separate subscription receipts agreement to be entered into between us and a transfer agent, as subscription receipts agent, all as set forth in the prospectus supplement relating to the particular issue of subscription receipts. The subscription receipts agent will act solely as our agent in connection with the certificates relating to the subscription receipts of such series and will not assume any obligation or relationship of agency or trust for or with any holders of subscription receipts certificates or beneficial owners of subscription receipts. The subscription receipts agreement and the subscription receipts certificates relating to each series of subscription receipts will be filed with the SEC and other applicable regulatory authorities and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

If subscription receipts are distributed, the applicable prospectus supplement will describe the terms of the subscription receipts, including the following, if applicable to the particular offering:

•	the number of subscription receipts;

•	the price at which the subscription receipts will be offered;

•	the procedures for the exchange of the subscription receipts into other securities;

•	the number of securities that may be exchanged upon exercise of each subscription receipt;

•	the designation and terms of any other securities with which the subscription receipts will be offered, if any, and the number of subscription receipts that will be offered with each security;

•	terms applicable to the gross proceeds from the sale of the subscription receipts plus any interest earned thereon; and

•	any other material terms of such subscription receipts, including terms, procedures and limitations relating to the distribution, exchange and exercise of such subscription receipts.

Units

We may, from time to time, issue units comprised of two or more of the other securities described in this prospectus in any combination. The prospectus supplement relating to the particular issue of units will describe the specific terms of the units offered and any special considerations applicable to investing in those units.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time:

•	through agents;

•	through underwriters or dealers;

•	directly to one or more purchasers;

•	through a combination of any of these methods of sale; or

•	through any other methods described in the applicable prospectus supplement.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation, in the applicable prospectus supplement.

If we use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;

•	at a fixed public offering price or prices, which may be changed;

•	at market prices prevailing at the time of sale; or

•	at prices related to prevailing market prices.

Except as described in the applicable prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions.

We may sell the securities through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Except as described in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

Underwriters and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with or perform services for us and our affiliates in the ordinary course of business.

WHERE YOU CAN FIND MORE INFORMATION

We are a public company and file annual, quarterly and current reports, proxy statements and information statements and other information with the SEC. You may read and copy materials that we have filed with the SEC at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Copies of reports and other information from us are available on the SEC’s website at http://www.sec.gov. Such filings are also available at our website at http://www.patheon.com. Materials accessed at or through our website are not a part of this prospectus.

We have filed a registration statement, of which this prospectus is a part, covering the securities offered hereby. As allowed by SEC rules, this prospectus does not contain all of the information set forth in the registration statement and the exhibits, financial statements and schedules thereto. We refer you to the registration statement, the exhibits, financial statements and schedules thereto for further information. This prospectus is qualified in its entirety by such other information.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The following documents filed with the SEC are hereby incorporated by reference in this prospectus:

(a)	Our Annual Report on Form 10-K for the fiscal year ended October 31, 2011, filed with the SEC on December 19, 2011;

(b)	Our Quarterly Reports on Form 10-Q for the quarterly periods ended January 31, 2012, April 30, 2012 and July 31, 2012, filed with the SEC on March 9, 2012, June 13, 2012 and September 13, 2012, respectively;

(c)	Our Current Reports on Form 8-K filed with the SEC on November 4, 2011, February 14, 2012, February 15, 2012, March 27, 2012, May 9, 2012, August 17, 2012 and October 2, 2012; and

(d)	The description of our restricted voting shares contained in our Registration Statement on Form 10, filed with the SEC on February 25, 2011, as amended, and any amendments or reports filed for the purpose of updating such description.

In addition, all documents that we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, either (i) prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold or (ii) after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement, shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents. However, any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including without limitation the certifications required by Rule 13a-14(b) or Rule 15d-14(b) under the Exchange Act, any information furnished pursuant to Item 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K, shall not be deemed to be incorporated by reference in this prospectus.

Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference herein, other than exhibits to such documents that are not specifically incorporated by reference therein. All requests should be sent to Patheon, Inc., Attention: General Counsel, c/o Patheon Pharmaceuticals Services Inc. 4721 Emperor Boulevard, Suite 200, Durham, NC 27703, or made via telephone at (888) 466-6505.

LEGAL MATTERS

The validity of our securities issuable hereunder will be passed upon for us by Fraser Milner Casgrain LLP, Ottawa, Ontario, Canada.

EXPERTS

The consolidated financial statements of Patheon Inc. appearing in our Current Report on Form 8-K dated October 2, 2012, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Restricted Voting Shares

Warrants

Subscription Rights

Subscription Receipts

Units

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The fees and expenses to be paid in connection with the distribution of the securities being registered hereby are as follows (all amounts except the registration fee are estimates):

SEC registration fee		$13,640
Accounting fees and expenses			*
Legal fees and expenses			*
Printing fees			*
Miscellaneous			*

Total	$		*

*	Cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

Our by-laws provide that we will indemnify any of our directors, former directors, officers, former officers and other parties specified by the by-laws against all costs reasonably incurred by them for any civil, criminal or administrative action or proceeding to which they are or may be made a party by reason of having been a director or officer. The indemnity covers amounts paid to settle actions or to satisfy judgments. However, we may only indemnify these persons if they acted honestly and in good faith with a view to our best interests and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, if they had reasonable grounds for believing that their conduct was lawful. The CBCA provides that court approval is required for the payment of any indemnity in connection with an action brought by or on our behalf.

In addition, we have entered into indemnification agreements with Messrs. Levy and Watchorn. Among other things, these agreements generally provide that we will indemnify each of these individuals for expenses incurred in connection with any proceedings in connection with service as our director or officer or as a director or officer of any other entity to the extent that such person is serving in such capacity at our request (“Indemnified Capacity”). Additionally, we have agreed to indemnify these individuals for expenses they incur solely by reason of their service in an Indemnified Capacity. These indemnification agreements also provide that, upon written request, we will advance expenses within 30 days of such request. Our obligations under these agreements will survive until six years after such individuals cease to serve in an Indemnified Capacity. Pursuant to our employment agreement with Mr. Mullen, we have agreed to indemnify him to the fullest extent permitted by the laws of the State of New York.

Item 16. Exhibits.

The list of exhibits filed as a part of this registration statement on Form S-3 is set forth in the Exhibit Index immediately preceding the exhibits hereto and is incorporated herein by reference.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Durham, State of North Carolina, on October 2, 2012.

PATHEON INC.

By:	/s/ Stuart Grant
Stuart Grant
Executive Vice President, Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Stuart Grant and Michael E. Lytton his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ James C. Mullen James C. Mullen	Chief Executive Officer and Director (Principal Executive Officer)	October 2, 2012

/s/ Stuart Grant Stuart Grant	Executive Vice President, Chief Financial Officer (Principal Financial Officer)	October 2, 2012

/s/ Dean F. Wilson Dean F. Wilson	Vice President, Corporate Controller (Principal Accounting Officer)	October 2, 2012

/s/ Daniel Agroskin Daniel Agroskin	Director	October 2, 2012

/s/ Michel Lagarde Michel Lagarde	Director	October 2, 2012

/s/ Paul S. Levy Paul S. Levy	Director	October 2, 2012

/s/ Nicholas O’Leary Nicholas O’Leary	Director	October 2, 2012

/s/ Brian G. Shaw Brian G. Shaw	Director	October 2, 2012

/s/ David E. Sutin David E. Sutin	Director	October 2, 2012

/s/ Joaquín B. Viso Joaquín B. Viso	Director	October 2, 2012

/s/ Derek J. Watchorn Derek J. Watchorn	Director	October 2, 2012

EXHIBIT INDEX

Exhibit No.	Description

1.1*	Form of Restricted Voting Shares Underwriting Agreement

1.2*	Form of Warrants Underwriting Agreement

1.3*	Form of Placement Agent Agreement

1.4*	Form of Subscription Receipts Underwriting Agreement

4.1	Articles of Amalgamation of the Registrant (incorporated by reference to Exhibit 3.1 of Amendment No. 1 to the Registrant’s Registration Statement on Form 10 filed April 13, 2011 (File No. 000-54283))

4.2	Amendment, dated April 26, 2007, to Articles of Amalgamation of the Registrant, (incorporated by reference to Exhibit 3.2 of Amendment No. 1 to the Registrant’s Registration Statement on Form 10 filed April 13, 2011 (File No. 000-54283))

4.3	By-Laws of the Registrant dated March 27, 2008 (incorporated by reference to Exhibit 3.3 of the Registrant’s Registration Statement on Form 10 filed February 25, 2011 (File No. 000-54283))

4.4	Form of the Registrant’s Share Certificate (incorporated by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form 10 filed February 25, 2011 (File No. 000-54283))

4.5	Indenture dated April 23, 2010 among the Registrant, certain subsidiaries of the Registrant as Guarantors, U.S. Bank National Association and Deutsche Bank Trust Company Americas, with respect to the 8.625% Senior Secured Notes due 2017 (incorporated by reference to Exhibit 4.2 of the Registrant’s Registration Statement on Form 10 filed February 25, 2011 (File No. 000-54283))

4.6	Form of 8.625% Senior Secured Notes due 2017 (included in Exhibit 4.4 and incorporated by reference to Exhibit 4.3 of the Registrant’s Registration Statement on Form 10 filed February 25, 2011 (File No. 000-54283))

4.7*	Form of Warrant Agreement (including Form of Warrant Certificate)

4.8*	Form of Subscription Rights Agreement (including Form of Subscription Rights Certificate)

4.9*	Form of Subscription Receipts Agreement

4.10*	Form of Unit Agreement

5.1	Opinion of Fraser Milner Casgrain LLP

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of Fraser Milner Casgrain LLP (contained in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

*	To be filed by amendment or as an exhibit to a current report on Form 8-K and incorporated herein by reference, if applicable.